Exhibit 99.1

Immediate Release:                        Company Contact:
------------------                        ----------------
November 10, 2003                         Nancy C Broadbent
                                          Chief Financial Officer
                                          (215) 579-7388

                                          Investor Relations:
                                          -------------------
                                          Lisa M. Wilson
                                          In-Site Communications
                                          (212) 759-3929


               CollaGenex Pharmaceuticals Settles West-ward Patent
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                                Infringement Case
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NEWTOWN,  PA., NOVEMBER 10, 2003 - CollaGenex  Pharmaceuticals,  Inc. (Nasdaq:
CGPI) today announced that it has settled all pending litigations between CollaGenex and West-ward Pharmaceutical Corporation.

      CollaGenex sued West-ward and other defendants ("West-ward") in the United States District Court for the Eastern District of New York, alleging that West-ward infringes CollaGenex's patents for Periostat(R) for the treatment of adult periodontitis. CollaGenex's complaint also alleged that West-ward infringed CollaGenex's patent rights under the Hatch-Waxman act by submitting an Abbreviated New Drug Application ("ANDA") with the Food and Drug Administration, seeking FDA approval to market a generic capsule version of Periostat(R).

      In a separate action in the United States District Court for the District of Columbia, CollaGenex sought and, on July 23, 2003, was granted a preliminary injunction preventing the FDA from approving generic versions of Periostat(R), including West-ward's version. West-ward intervened in that case.

      "We are pleased to resolve these disputes with West-ward," said Brian M. Gallagher, Ph.D., chairman, president, and chief executive officer of
CollaGenex. "The settlement, which followed extensive pre-trial activities, eliminates the need to devote substantial financial resources and management time to completing discovery and preparing for the trial of the West-ward case."

      In the settlement, West-ward agreed and confessed to judgment that CollaGenex's Periostat(R) patents are valid and infringed by the filing of
West-ward's  ANDA.   West-ward  also



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agreed and confessed to judgment that CollaGenex's Periostat(R) patents would be infringed by the manufacture and sale of a generic version of Periostat(R). West-ward consented to a Judgment enjoining West-ward and any party acting in concert with West-ward from making and selling a generic version of Periostat(R) until CollaGenex's patents expire or are declared invalid or unenforceable by a court of competent jurisdiction. Finally, West-ward agreed to withdraw from the FDA case in the District of Columbia.

      CollaGenex agreed to pay a portion of West-ward's actual legal expenses in the amount of $700,000. In keeping with generally accepted accounting principles, a charge of approximately $0.06 per basic and diluted share will be recorded in the third quarter of 2003. Accordingly, net income allocable to common stockholders during the third quarter of 2003, previously announced in the Company's October 28, 2003 earnings release, will be adjusted to reflect this charge, and earnings per share will be adjusted to $0.07 per basic share and $0.06 per diluted share. The Company's financial statements for the third quarter of 2003 will be filed on Form 10-Q with the United States Securities and Exchange Commission on or about November 14, 2003.

      Paul Lubetkin, senior vice president and general counsel of CollaGenex, noted that, "West-ward's recognition of CollaGenex's intellectual property rights and agreement to be enjoined from marketing a generic version of Periostat(R) is a `significant acquiescence of CollaGenex's rights in the industry,' which is a factor weighing in favor of CollaGenex if, for example, the Company seeks an injunction against other generic drug companies attempting to manufacture and sell Periostat(R)."

      CollaGenex has separately sued United Research Laboratories/Mutual Pharmaceuticals Company (Mutual) in the United States District Court for the Eastern District of New York, claiming that Mutual infringes the claims of CollaGenex's Periostat(R) patents. Mutual has sued CollaGenex in the United States District Court for the Eastern District of Pennsylvania, alleging that CollaGenex engaged in tortuous and anticompetitive behavior to prevent Mutual from commercializing a generic version of Periostat(R). Mutual has also intervened the FDA action in the United States District Court for the District of Columbia.

      In addition,  CollaGenex on July 14, 2003 submitted a Citizen  Petition to
the  FDA  requesting   that  it  refuse  to  approve



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any generic version of Periostat(R),  submitted by Mutual on the ground that the bioequivalence studies Mutual submitted are insufficient to show that the Mutual product is bioequivalent to Periostat(R). The FDA has not reached a decision on CollaGenex's Citizen Petition. The resolution of the West-ward cases does not resolve any of the pending Mutual litigations or administrative proceedings.

      "CollaGenex will vigorously enforce its patent rights against all those who infringe or state their intention to infringe those rights. We will continue to pursue any unauthorized use of our intellectual property, seek the enforcement of our rights, and protect the Company against any infringing party's tactics. In addition, we remain committed to the development of our once-daily formulation of Periostat(R) and are working towards expanding the Periostat(R) franchise for applications in dermatology," concluded Dr. Gallagher.

      CollaGenex Pharmaceuticals, Inc. is a specialty pharmaceutical company currently focused on providing innovative medical therapies to the dental and dermatology markets. Currently, the Company's 115-person professional dental pharmaceutical sales force markets Periostat(R), which is indicated as an adjunct to scaling and root planing for the treatment of adult periodontitis. Periostat(R) is the first and only pharmaceutical to treat periodontal disease by inhibiting the enzymes that destroy periodontal support tissues, and by enhancing bone protein synthesis.

      The sales force also promotes Vioxx(R), a Merck & Co. drug that CollaGenex co-promotes for the treatment of acute dental pain; Pandel, a prescription, topical corticosteroid licensed from Altana, Inc.; Sirius Laboratories' AVAR(TM) product line for the topical control of acne vulgaris, rosacea and seborrheic dermatitis; and Atridox(R), Atrisorb(R) FreeFlow(TM) and Atrisorb-D FreeFlow, Atrix Laboratories Inc.'s products for the treatment of adult periodontitis.

      Research has shown that certain unique properties of the tetracyclines discovered during the development of Periostat(R) may be applicable to other diseases involving inflammation and/or destruction of the body's connective tissues, including acne, rosacea, meibomianitis and cancer metastasis, among others. CollaGenex is further evaluating Periostat(R), as well as the new IMPACS(R) compounds, to assess whether they are safe and effective in these applications. In addition, CollaGenex has licensed the Restoraderm(TM) technology, a unique, proprietary



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dermal  drug  delivery   system,   in  order  to  develop  a  range  of  topical
dermatological products with enhanced pharmacologic and cosmetic properties.

      To receive additional information on the Company, please visit our Web site at www.collagenex.com, which does not form part of this press release.

      This press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect the Company's business and prospects. The Company's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of the Company's sales and marketing plans for Periostat(R) and other products that the Company markets, the outcome and consequences of the patent litigation against Mutual and the outcome of litigation initiated by Mutual, risks that the FDA will approve generic products, such as Mutual's products, that will compete with and limit the market for Periostat(R), risks inherent in research and development activities, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trials of products under development, all as discussed in the Company's periodic filings with the U.S. Securities and Exchange Commission.

Periostat(R),   IMPACS(R)  and  Metastat(R)  are  registered   trademarks,   and
Restoraderm(TM) is a trademark, of CollaGenex Pharmaceuticals, Inc.

All other trade names, trademarks or service marks are the property of their respective owners and are not the property of CollaGenex Pharmaceuticals, Inc. or any of our subsidiaries.

Pandel(R) is a trademark of Taisho Pharmaceuticals.

VIOXX(R) is a trademark of Merck & Co., Inc.

AVAR(TM) is a trademark of Sirius Laboratories, Inc.

Atridox(R) and Atrisorb(R) are registered trademarks, and FreeFlow(TM) is a trademark, of Atrix Laboratories, Inc.


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